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                                                                     EXHIBIT 5.1

                      [Letterhead of Allens Arthur Robinson]

18 August 2003

The News Corporation Limited
1211 Avenue of the Americas
New York New York 10036
USA



Dear Sirs

The News Corporation Limited - Registration Statement (Registration Number 333-106822) on Form F-4/S-4

Exchange Offer of US$150,000,000 of 4.750% Senior Notes Due 2010 and US$350,000,000 of 6.550% Senior Notes Due 2033

We have acted as special Australian counsel to NewsCorp in connection with certain matters relating to the Registration Statement.

1.   Interpretation

     In this letter, unless the context otherwise requires, the following terms shall have the following meanings:

     Exchange Securities means US$150,000,000 of NAI 4.750% Senior Notes Due 2010 and US$350,000,000 of 6.550% NAI Senior Notes Due 2033.

     Guarantee means the unconditional guarantee as to payment of principal and interest of the Exchange Securities.

     Indenture means the indenture dated as of 24 March 1993 between News America Incorporated, NewsCorp and The Bank of New York acting as trustee (amongst others), constituting the Exchange Securities as supplemented as of 20 May 1993, 28 May 1993, 21 July 1993, 20 October 1995, 8 January 1998,
     1 March 1999, 14 February 2001 and 27 June 2003.

     NAI means News America Incorporated, a Delaware Corporation.

     NewsCorp means The News Corporation Limited (ACN 007 910 330).

     Registration Rights Agreement means the Registration Rights Agreement dated as of 4 March 2003 among NAI, NewsCorp, all other Guarantors named therein and the Initial Purchasers.

     Registration Statement means the registration statement (number 333-106822) on Form F-4/S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Relevant Jurisdictions means the State of South Australia and the Commonwealth of Australia.

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The News Corporation Limited                              Allens Arthur Robinson
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     Resolutions means the resolutions of NewsCorp which, amongst other things, approve the Guarantee.

2.   Documents

     In rendering our opinion, we have examined and relied on the following documents:

     (a) a certified copy of the certificate of incorporation of NewsCorp, certified as at 11 August 2003;

     (b) a certified copy of the constitution of NewsCorp, certified as at 11 August 2003;

     (c) a copy of the draft Registration Statement as filed with the Securities and Exchange Commission on 3 July 2003; and

     (d) minutes of the meeting of NewsCorp at which the Resolutions were passed, dated 6 March 2003.

3.   Assumptions

     For the purposes of this opinion, we have assumed the following:

     (a) That insofar as any obligation under the Indenture, the Guarantee or the Exchange Securities is to be performed in any jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction.

     (b) That any indenture or guarantee entered into in connection with the Registration Statement and the Exchange Securities will be:

          (i) valid, binding and enforceable in accordance with its terms under the laws of the State of New York and the federal laws of the United States of America by each of the parties thereto;

          (ii) not in breach of the laws of the State of New York or the federal laws of the United States of America or any Relevant Jurisdiction.

     (c) That the Exchange Securities will not be void, voidable or illegal under the laws, or otherwise in contravention of public policy, of the State of New York or the federal laws of the United States of America.

     (d) That the authorisations contained in the Resolutions have not been and will not be varied or revoked at the date hereof and will continue in full force and effect.

     (e) That NewsCorp was at the time of execution or granting of the Guarantee or the Exchange Securities, able to pay its debts as they fall due.

     (f) That the issue of the Exchange Securities in the manner described in the Registration Statement, the execution of the Guarantee in connection therewith and the transactions contemplated by those documents have materially benefited NewsCorp and will have been entered into in good faith for the purposes of the businesses of NewsCorp.

4.   Qualifications

     Our opinion is subject to the following qualifications.

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The News Corporation Limited                              Allens Arthur Robinson

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     (a)   We express no opinion as to any laws other than the laws of each
           Relevant Jurisdiction as in force at the date of this opinion.

     (b) Our opinion that an obligation or document is enforceable means that the obligation or document is of a type and form which courts in the Relevant Jurisdictions enforce. However:

           (i) equitable remedies, such as injunction and specific performance, are discretionary; and

           (ii) the enforceability of an obligation, document or security interest may be affected by statues of limitation, by estoppel and similar principles and by laws concerning insolvency, bankruptcy, liquidation, enforcement of security interests or reorganisation or other laws generally affecting creditors' rights or duties.

     (c) We have relied upon searches of public records on file at the offices of the Australian Securities and Investments Commission on 14 August 2003 (and we note that records disclosed by such searches may not be complete or up to date).

     (d) The courts of a Relevant Jurisdiction will not give effect to the choice of the law of the State of New York in the Guarantee if the choice of such law was not made in good faith, nor will such courts give effect to that choice of law to the extent that:

           (i) any term of the Guarantee, or any provision of the law of the State of New York is contrary to the public policy of the Relevant Jurisdiction;

           (ii) the availability or enforceability of certain remedies may be governed or affected by the procedural laws of the Relevant Jurisdiction in the courts of a Relevant Jurisdiction;

           (iii) the laws of the State of New York will be regarded as a matter of fact in proceedings before courts of a Relevant Jurisdiction to be pleaded and proved to the satisfaction of those courts and to the extent not so pleaded and proved the courts of a Relevant Jurisdiction will regard the laws under their jurisdiction and the laws of the State of New York as the same;

           (iv) the courts of a Relevant Jurisdiction would apply the laws of that jurisdiction with respect to:

                  (A) matters bearing upon the power and authority of NewsCorp to enter into, and perform the applicable obligations under, the Guarantee; and

                  (B) compliance with all requirements of governmental approvals, authorisations and consents under the laws, decrees and administrative regulations of the Relevant Jurisdictions.

     (e) A clause providing for the severability of any provision in the Guarantee may not be enforceable in accordance with its terms as a court of a Relevant Jurisdiction may reserve to itself a decision as to whether any provision is severable.

     (f) Where a party to the Indenture or the Exchange Securities is vested with discretion or may determine a matter in its opinion, the law of a Relevant Jurisdiction may

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The News Corporation Limited                              Allens Arthur Robinson
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          require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

     (g) We express no opinion as to the enforceability or validity of any term of any indenture or any guarantee not fully described in the Registration Statement or any guarantee not fully described in the Registration Statement or any obligation of NewsCorp in respect of such term.

     (h) We express no opinion on any matter relating to the Guarantees other than as is expressly set out in paragraph 5 below.

     (i) We have relied on the assumptions specified in s129 of the Corporations Act.

     (j) The obligation of a party under a Guarantee or the Indenture to pay interest on overdue amounts at a rate higher than the rate applying before the amount fell due may be held to constitute a penalty and be unenforceable.

     (k) The courts in Australia might not give full effect to an indemnity for legal costs or penalties on taxes.

     (l) We express no opinion as to the provisions of the Indenture concerning the ranking or the indebtedness created thereby.

5.   Opinion

     Based upon and subject to the assumptions and subject to the qualifications and other matters set out above, we are of the opinion that:

     (a) NewsCorp is duly incorporated under the laws of the Relevant Jurisdiction.

     (b)  NewsCorp is not in liquidation.

     (c) Any Guarantee conforming to the description thereof in the Registration Statement to which NewsCorp is a party, to the extent that it constitutes a valid and legally binding obligation of NewsCorp according to the applicable laws of the State of New York and the federal laws of the United States, shall constitute a valid and binding obligation of NewsCorp enforceable against NewsCorp in accordance with its respective terms.

     (d) NewsCorp is not entitled to claim for itself or any of its assets or revenues under the laws of any of the Relevant Jurisdictions any general right of immunity or exemption on the grounds of sovereignty or otherwise from suit, execution, attachment or other legal process in respect of its obligations as guarantor under the Indenture or the Guarantee of the type described in the Registration Statement to which it is party.

6.   Consent

     In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit 5 to the Registration Statement.

     This opinion is not to be quoted or referred to in any public document other than the Registration Statement, or filed with any other governmental agency (other than the United States Securities and Exchange Commission) or other person, without our consent.

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The News Corporation Limited                              Allens Arthur Robinson

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     In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully

/s/ Allens Arthur Robinson

Allens Arthur Robinson
































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